As filed with the Securities and Exchange Commission on March 19, 1999

                           Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                ----------------

                          UNITED INVESTORS REALTY TRUST
             (Exact name of registrant as specified in its charter)

             Texas                                           74-1464203
 (State or other jurisdiction                             (I.R.S. Employer
      of incorporation or                                Identification No.)
         organization)

                           5847 San Felipe, Suite 850
                              Houston, Texas 77057
                                 (888) 781-2860

      (Address,   including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                ----------------
                                Lewis H. Sandler
                      President and Chief Executive Officer
                          United Investors Realty Trust
                           5847 San Felipe, Suite 850
                              Houston, Texas 77057
                                 (713) 781-2860
(Name,  address,  including zip code, and telephone number,  including area code, of agent for service)
                                ----------------
                                   Copies to:

                                Bryan L. Goolsby
                                  Gina E. Betts
                            Locke Liddell & Sapp LLP
                          2001 Ross Avenue, Suite 3000
                               Dallas, Texas 75201
                                ----------------

Approximate date of commencement of proposed sale to the public: from time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. /X/

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                                                      CALCULATION OF REGISTRATION FEE
   Title of Shares to be           Amount to be         Proposed Maximum Aggregate   Proposed Maximum Aggregate       Amount of
         Registered                 Registered              Price Per Unit (1)           Offering Price(1)         Registration Fee
   ---------------------           ------------         --------------------------   --------------------------    ----------------
Common  Shares of Beneficial  15,000,000 common shares         $6.96875                       $104,531,250            $29,059.69
Interest (no par value)


(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act of 1933, as amended, based upon the average of the high and low prices of the registrant's common shares of beneficial interest as reported on the Nasdaq Stock
         Market on March 18, 1999.
         PROSPECTUS
                          United Investors Realty Trust

                 15,000,000 Common Shares of Beneficial Interest

                  Dividend Reinvestment and Share Purchase Plan


         This prospectus describes our Dividend Reinvestment and Share Purchase Plan, effective March 19, 1999.

         The plan offers you a variety of convenient, low-cost services to make it easier for you to invest in our common shares of beneficial interest. The plan has various features designed for long-term investors who wish to invest and build their share ownership over time. The plan offers a convenient and economical means to own our shares. Unlike an individual stock brokerage account, the timing of purchases and sales is subject to the provisions of the plan. See Questions 4, 9 and 14 under "Answers to Commonly Asked Questions."

         You can participate in the plan if you are a registered holder or beneficial owner of our common shares or any other equity securities that we may designate for inclusion in the plan. If you do not own our shares, you can become a participant by making your initial purchase of our common shares directly through the plan. The plan offers you the opportunity to reinvest dividends and provides an alternative to traditional methods of buying, holding and selling our shares.

         You should read on for a more detailed description of the features of the plan we are offering. If you would like to participate in the plan, complete the enclosed enrollment form and mail it to Boston Equiserve, L.P., the administrator of the plan, in the reply envelope provided for your convenience.

         You should read this prospectus carefully so you know how the plan works and then retain it for your future reference.

         Our common shares are listed on Nasdaq Stock Market, trading under the symbol "UIRT" and on the Pacific Exchange, trading under the symbol "UIR."


     Neither the Securities and Exchange Commission nor any state securities commission has approved the common shares discussed in this prospectus, nor have they determined whether this prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

                 The date of this prospectus is March 19, 1999.

                                TABLE OF CONTENTS

                                                                      Page

Important Notice to Shareholders.........................................1

Key Features of the Plan.................................................1

Answers to Commonly Asked Questions......................................2

Where You Can Find More Information......................................8

The Company..............................................................9

Use of Proceeds..........................................................9

Legal Matters............................................................9

Experts..................................................................9

Indemnification..........................................................9

Appendix I - Plan Service Fees.........................................I-1

                        IMPORTANT NOTICE TO SHAREHOLDERS

         If you hold our common shares or any other of our equity securities that we may designate for inclusion in the plan, you may participate in the plan. If you wish to enroll in the plan, you may obtain an enrollment form by contacting Boston Equiserve, L.P., the administrator of the plan, or its successor. Please see question 2 on page 2. In addition, brokers and nominees may reinvest dividends on behalf of beneficial owners by means of the broker and nominee form. Please see question 25 on page 7.

         Once you enroll in the plan, you will remain enrolled unless you notify Boston Equiserve that you wish to terminate your participation. If you do not wish to participate in the plan, you will continue to receive cash dividends, as declared, in the usual manner.

                            KEY FEATURES OF THE PLAN

ANYONE CAN PARTICIPATE

         If you currently own our common shares, you may participate in the plan. If you do not own any common shares, you can participate in the plan by making your initial investment in our common shares through the plan with an investment of at least $350 and not more than $5,000.

AUTOMATIC DIVIDEND REINVESTMENT

         You can reinvest all or a portion of your dividends in our common shares to buy more of our common shares. Please see question 6 for details on the price of the common shares to be purchased.

OPTIONAL CASH PURCHASES

         You can buy our common shares without paying fees or commissions if you are a participant in the plan. You can make quarterly investments of as little as $350, or as much as $5,000, and you can either pay by check or have your payment automatically deducted from your bank account.

CONVENIENT COMMON SHARE SALES

         You can sell common shares held in your plan account and pay fees lower than those typically charged by stockbrokers for small transactions.

FULL INVESTMENT

         Full investment of your funds is possible because you will be credited with both whole and fractional common shares. Dividends will be paid not only on whole common shares in your plan account but also proportionately on fractional common shares.

SHARE SAFEKEEPING

         You can deposit your share certificates with Boston Equiserve for safekeeping at no cost to you. You can request withdrawal of any or all of your whole shares. A certificate for those shares will be sent to you free of charge.

GIFTS AND OTHER SHARE TRANSFERS

         You can make gifts to others of common shares held in your plan account.

TRANSACTION REPORTING

         You will receive a notice after each transaction showing the details and the common share balance in your plan account.

PLAN ADMINISTRATOR

     Boston Equiserve, L.P. is the plan administrator. BankBoston, N.A., a registered transfer agent, will provide certain administrative support to Boston Equiserve.

                       ANSWERS TO COMMONLY ASKED QUESTIONS

1.       CAN I PARTICIPATE IN THE PLAN?

         If you already own our common shares, and the common shares are registered in your name, you can participate immediately. If your common shares are held for you by a broker or a nominee, you may either make arrangements with your broker or nominee to have some or all of the common shares registered directly in your name or make arrangements with your broker or nominee to participate in the plan on your behalf. Your broker or nominee may arrange to reinvest your dividends under the plan by signing and returning, each time a dividend is declared, the broker and nominee authorization form. Please see question 25 on page 7 for details regarding how brokers and nominees may participate on your behalf. If you do not currently own our common shares, you can participate by making an initial investment in our common shares through the plan. Please see question 7 on page 3 for details regarding an initial investment.

2.       HOW DO I GET STARTED?

         You can get started in the plan by completing the enclosed enrollment form and mailing it, along with the items required, to Boston Equiserve in the reply envelope. Your participation will begin after the enrollment form and required items are received by Boston EquiServe. Once you have enrolled, your participation continues automatically as long as you wish.

3.       HOW DO I REINVEST DIVIDENDS?

         You can choose to reinvest all or a portion of the cash dividends paid on the common shares in your plan account in additional common shares. If the number of common shares in your plan account falls below 50, you will receive a check for the full amount of any dividend. You may change your election at any time by writing Boston Equiserve. To be effective with respect to a particular dividend, any change must be received by Boston Equiserve at least five business days before the record date for that dividend.

         If you elect to reinvest your dividends, you must choose one of the following when completing the dividend reinvestment section of the enrollment form:

                  - Full  Dividend  Reinvestment  - You may purchase  additional common shares by reinvesting all of your cash dividends; or

                  - Partial Dividend  Reinvestment - You may purchase additional common shares by reinvesting some of your dividends and receive the balance of your dividends in cash. If you choose to reinvest less than all of your dividends, you must specify the percentage of common shares on which dividends will be reinvested, but in no event may dividends be reinvested on less than 50 shares.

You may, of course, choose not to reinvest your dividends, in which case Boston Equiserve will remit any dividends to you by check or automatic deposit.

4.       WHEN ARE DIVIDENDS REINVESTED?

         If you have chosen the dividend reinvestment feature, Boston Equiserve will invest dividends in additional common shares purchased on the open market or directly from us as promptly as practicable, on or after the dividend payment date, normally within one week. In the unlikely event that, due to unusual market conditions, Boston Equiserve is unable to invest the funds within 30 days, Boston Equiserve will remit the funds to you by check. No interest will be paid on funds held by Boston Equiserve pending investment.

5. WHAT IS THE SOURCE OF COMMON SHARES TO BE PURCHASED UNDER THE PLAN?

         Common shares will be purchased either directly from us, on the open market or a combination of both. Common shares purchased directly from us will consist of treasury shares or authorized but unissued common shares.

6.       AT WHAT PRICE WILL COMMON SHARES BE PURCHASED?

         Dividend reinvestment purchases by Boston Equiserve:

                - in the open market  will be at 100% of the  average  price per share of common shares purchased. We will pay all trading fees in connection with open market purchases.

                - from us will be at 97% of the  average of the  closing  prices quoted on the Nasdaq Stock Market for the five business days prior to the dividend payment date. All references in this Prospectus to the Nasdaq Stock Market shall be deemed to mean the Nasdaq Stock Market or the principal exchange on which our common shares are traded.

         Optional cash purchases per calendar quarter of $5,000 or less by Boston Equiserve:

                - in the open market  will be at 100% of the  average  price per common share purchased. We will pay all trading fees in connection with open market purchases.

                - from us will be at 100% of the average of the  closing  prices quoted on the Nasdaq Stock Market for the five business days prior to the date the common shares are purchased.

         Initial investment purchases by Boston Equiserve:

                - in the open market  will be at 100% of the  average  price per common share purchased. You will be responsible for the trading fees in connection with the open market purchases.

                - from us will be at 100% of the average of the  closing  prices quoted on the Nasdaq Stock Market for the five business days prior to the date the common shares are purchased.

7.       HOW DO I MAKE AN INITIAL INVESTMENT?

         If you do not own any of our common shares in a plan account, you can make an initial cash investment for as little as $350, but your initial cash investment cannot exceed $5,000. Simply complete the enrollment form and submit it with your check. Only checks made payable to Boston Equiserve will be accepted. No third party checks will be accepted.

8.       HOW DO I MAKE OPTIONAL CASH PURCHASES?

         If you already own common shares and you are enrolled in the plan, you can make additional purchases by sending a check to Boston Equiserve for each purchase. Attach your check to the contribution form on your statement and mail it to the address specified on the statement. Or, if you wish to make regular monthly purchases, you may authorize automatic monthly deductions from your bank account. This feature enables you to make ongoing investments in an amount that is comfortable for you, without having to write a check. Optional cash purchases are subject to a quarterly minimum purchase requirement of $350 and a quarterly maximum purchase limit of $5,000.

         Also for the purpose of the quarterly limitations, all plan accounts that we believe to be under common control or management or to have common ultimate beneficial ownership may be aggregated. Unless we have determined that reinvestment of dividends and optional cash investments for each of the accounts would be consistent with the purposes of the plan, we will have the right to aggregate all of the accounts and to return, without interest, within 30 days of receipt, any amounts in excess of the investment limitations applicable to a single account received in respect of all of the accounts.

9.       WHEN WILL COMMON SHARES BE PURCHASED?

         Boston Equiserve will invest your initial and optional cash investments of $5,000 or less per quarter in whole and fractional common shares purchased on the open market or directly from us as promptly as practicable, but at least once a month. In the unlikely event that, due to unusual market conditions, Boston Equiserve is unable to invest the funds within 30 days, Boston Equiserve will return the funds to you by check. No interest will be paid on funds held by Boston Equiserve pending investment. We reserve the right to purchase all fractional shares held in plan accounts, at least once a year, at the average of the closing prices quoted on the Nasdaq Stock Market for the five business days prior to the date we purchase the fractional shares.

10. WILL I RECEIVE CERTIFICATES FOR COMMON SHARES PURCHASED BY BOSTON EQUISERVE UNDER THE PLAN?

         No, because the plan provides for share safekeeping. For your convenience, Boston Equiserve will maintain common shares purchased under the plan in your name in non-certificated form. You may, however, request a share certificate from Boston Equiserve at any time, free of charge.

11.      WHAT IS SAFEKEEPING?

         If you own any of our  common  shares  in  certificated  form,  you may deposit your certificates for those shares with Boston Equiserve, free of charge. For your protection, your certificates should only be forwarded to Boston Equiserve by hand delivery to STARS, Inc., Agent for Equiserve, 100 Williams Street, Lower Level-Galleria, New York, New York 10038 or insured mail (return receipt requested) to Bank Boston, N.A., c/o Boston Equiserve, L.P., Investor Relations Department, P.O. Box 8040, Boston, Massachusetts 02266. Safekeeping protects your common shares against loss, theft or accidental destruction. Safekeeping also provides a convenient way for you to keep track of your common shares. Only common shares held in safekeeping may be sold through the plan.

12.      CAN I GET CERTIFICATES IF I WANT THEM?

         Yes. If you should ever want share certificates for all or a portion of the whole common shares in your plan account, Boston Equiserve will prepare one for you, upon your written request, within five business days of the receipt of your instructions. Please allow up to ten days after the preparation of the certificates for them to reach you.

13.      HOW CAN I TRANSFER COMMON SHARES?

         You may transfer our common shares to anyone you choose by contacting Boston Equiserve.

14.      HOW DO I SELL COMMON SHARES HELD IN MY PLAN ACCOUNT?

         You can sell common shares in your plan account at any time by contacting Boston Equiserve. Boston Equiserve will record sales orders on the date of receipt, and process them, when practicable, but at least once a week. Boston Equiserve will send you a check for the proceeds of the sale less any applicable fees and any required tax withholdings. Please see Appendix I for a list of plan service fees.

15.      WHAT ARE THE COSTS?

         There is no fee for enrolling in the plan. Participation is voluntary and you may discontinue your participation at any time. However, there are fees when you sell or liquidate common shares held in your plan account, but no fee will be assessed for a transfer (without consideration therefor) to one person per quarter. Please see Appendix I for a list of the fees.

16.      WHAT ABOUT TAXES?

         You are responsible for any taxes that may be payable on dividends reinvested under the plan. Under current tax regulations, your pro rata portion of the trading fees paid by us to purchase the shares in the open market, any purchase discounts and certain expenses paid to administer the plan generally, will be considered taxable income to you. Boston Equiserve will send a Form 1099-DIV to you and the Internal Revenue Service after each year-end, reporting all dividend income you received during the year on your shares. If you sell any shares through the plan, Boston Equiserve will send a Form 1099-B to you and the Internal Revenue Service after each year-end, showing the total proceeds of the transactions. We recommend that you keep your transaction statements, which are helpful for record keeping and tax purposes. If you feel it necessary, you should consult with your tax advisor with respect to the tax treatment of dividends reinvested under the plan.

         For  federal  income  tax  purposes,   distributions   by  real  estate
investment trusts are treated as dividends to the extent a real estate investment trust has earnings and profits. Under the rulings that issued by the Internal Revenue Service in connection with similar plans, reinvestment of dividends, even in stock, is treated as taxable income. If the amounts we distribute to you exceed our current and accumulated earnings and profits, such excess will be treated, for federal income tax purposes, as a return of capital to you. You will receive a Form 1099 showing your total dividend income, the amount of any return of capital distribution and the amount of any capital gain dividend for the year.

         Your holding period of the shares acquired under the plan, whether purchased with dividends or optional cash payments, will begin on the day following the date on which the shares were purchased for your plan account. Any fractional shares purchased on different dates will have a split holding period. Hence, the holding period for each fractional component will begin on the day after the date on which it was purchased for your account.

         Recent Internal Revenue Service rulings suggest that any discount you may receive off the market price of the shares, as a participant in the plan, may be treated as a reduction of your taxable basis in the shares purchased for your plan account. However, you should consult your own tax consultant on the proper tax treatment of any discount you may receive as a plan participant.

         As a participant in the plan you will not realize any taxable income when you receive certificates for whole shares credited to your account, either upon your request for such certificates or upon withdrawal from or termination of the plan. However, you will recognize gain or loss (which, for most participants, will be capital gain or loss) when whole shares acquired under the plan are sold or exchanged after your withdrawal from or the termination of the plan. Any such gain or loss may be either long-term or short-term capital gain or loss. In general, if the shares sold are held for more than one year, any resulting gain or loss is considered long-term. However, if the shares sold are held for one year or less, any resulting gain or loss is considered short-term in nature.

THE FOREGOING IS ONLY A SUMMARY OF THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN AND DOES NOT CONSTITUTE TAX ADVICE. THIS SUMMARY DOES NOT REFLECT EVERY POSSIBLE OUTCOME THAT COULD RESULT FROM PARTICIPATION IN THE PLAN AND, THEREFORE, YOU ARE ADVISED TO CONSULT YOUR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES APPLICABLE TO YOUR PARTICULAR SITUATIONS.

17.      HOW CAN I VOTE MY COMMON SHARES HELD IN MY PLAN ACCOUNT?

         You will receive proxy material for all common shares, full and fractional, in your plan account. The proxy will be voted in accordance with your direction. If you do not return the proxy card or if you return it unsigned and/or undated, none of your shares will be voted.

18. IF THERE IS A RIGHTS OFFERING RELATED TO MY SECURITIES, HOW WILL MY ENTITLEMENT BE COMPUTED?

         Your entitlement in a rights offering related to your securities will be based upon the number of whole shares of the affected class or series credited to your plan account. If the rights are transferable, rights based on a fraction of a common share credited to your plan account will be sold for your account and the net proceeds will be invested in our common shares as an optional cash purchase on the next investment date. After the record date for a rights offering, Boston Equiserve may curtail or suspend transaction processing for a short period of time to permit Boston Equiserve to calculate the rights allocable to each account.

19.      WHAT HAPPENS IF YOU DECLARE A SHARE DIVIDEND OR A SHARE SPLIT?

         Any shares issued in a share dividend or a share split with respect to common shares credited to your plan account will be added to your plan account and the shares issued with respect to common shares for which you hold the certificates will be mailed directly to you in the same manner as to shareholders who are not participating in the plan.

20.      WHAT PROVISIONS ARE MADE FOR NON-U.S. RESIDENTS?

         Cash investments from non-U.S. residents must be in United States currency and will be invested in the same manner as investments from other shareholders. If you are a foreign investor, you are responsible for reviewing the applicable laws of your country of residence prior to investing in our shares. All dividends will be subject to withholding under the terms of any applicable tax treaty provisions.

21.      HOW WILL I KEEP TRACK OF MY INVESTMENTS?

         Boston Equiserve will send you a transaction notice confirming the details of each transaction you make. If you continue to participate in the plan, but have no transactions, Boston Equiserve will send you an annual statement after the end of the year detailing the status of your holdings of the common shares in your plan account.

22.      HOW WOULD I TERMINATE MY PARTICIPATION?

         You may withdraw entirely from the plan merely by giving written notice of termination to Boston Equiserve. Upon termination, you will receive a certificate for the whole common shares held for you under the plan and a check for any fractional common shares based on the current market value less any applicable sale fees. Thereafter, future dividends will be sent directly to you by check. Alternatively, if you so direct, Boston Equiserve will sell all the whole and fractional common shares in your plan account and send you a check for the proceeds less any applicable fees. Boston Equiserve should receive termination notices no later than five business days prior to a dividend record date to avoid the reinvestment of the current dividend or any possible delay in receipt of your shares and/or cash. If your plan account balance falls below 50 full shares, we reserve the right to instruct Boston Equiserve to liquidate your shares and remit the proceeds, less any applicable fees, to you at your address of record. See Appendix I.

23.      ARE THERE ANY RISKS ASSOCIATED WITH THE PLAN?

         Your investment in common shares purchased under the plan is no different from any investment in us that you hold directly. Neither we nor Boston Equiserve can assure a profit or protect you against a loss on the common shares purchased for you under the plan. You bear the risk of loss and enjoy the benefits of any gain from market price changes with respect to the common shares purchased under the plan.

         Please note that the plan is designed for the long-term investor and does not afford the same flexibility as a stockbroker account.

24.      CAN THE PLAN BE AMENDED, MODIFIED, SUSPENDED OR TERMINATED?

         We reserve the right to amend, modify, suspend or terminate the plan at any time. You will receive written notice of any material amendment or modification or suspension or termination of the plan. Boston Equiserve also reserves the right to change any administrative procedure of the plan.

25.      HOW DO BROKERS AND NOMINEES PARTICIPATE ON BEHALF OF BENEFICIAL OWNERS?

         The broker and nominee form provides a way for a broker or nominee to inform Boston Equiserve each time we declare a cash dividend of the names of participating beneficial owners and the number of common shares on which the dividend is to be reinvested. Unlike the enrollment form, a new broker and nominee form must be completed each time we declare a dividend. Boston Equiserve will reinvest the dividend payable with respect to the number of common shares specified in the broker's or nominee's instructions for each identified beneficial owner in as many whole common shares as may be purchased in accordance with the plan.

         Following  the  dividend   reinvestment  date,  Boston  Equiserve  will
transmit  to  the  broker  or the  nominee  information  with  respect  to  each beneficial owner for whom it requested dividend reinvestment. For each beneficial owner the information will include: (a) the number of common shares specified for dividend reinvestment; (b) the total dividend paid with respect to the shares; (c) the number of whole common shares purchased; (d) the total cost of the common shares purchased; (e) the total amount of dividend not reinvested;
(f) the aggregate fair market value of the common shares purchased; and (g) the total dividend reportable for federal income tax purposes. Accompanying the information will be a common share certificate, registered in the name of the broker or nominee, for the total number of whole common shares purchased for each beneficial owner participating in the plan, and a check for the aggregate amount of the dividend not reinvested for the beneficial owner.

         In order to reinvest the dividend, the broker and nominee form, along with the appropriate instructions, must be received by Boston Equiserve no later than five business days prior to the dividend payment date.

26.      WHAT ARE  YOUR  RESPONSIBILITIES  AND THE  RESPONSIBILITIES  OF  BOSTON
         EQUISERVE?

         Neither we nor Boston Equiserve will be liable for any act we do in good faith or for any good faith omission to act. The payment of dividends is at the discretion of our board of trust managers and will depend upon our future earnings, our financial condition and other factors. Our board of trust managers may change the amount and timing of dividends at any time without notice.

27.      WHAT IF I HAVE QUESTIONS ABOUT THE PLAN?

         Any questions you have about buying or selling shares or any other services offered by the plan should be made directly to Boston Equiserve at the following toll-free number: 1-800-736-3001.

         A customer service representative will assist you. Once enrolled, you may also use Boston Equiserve's automated voice response system, which will furnish information regarding your account, such as, for example, the number of shares held in your plan account, the amount of last dividend check or the closing stock price. Employees of Boston Equiserve are not permitted to give any opinions on the merits of any security or class of securities. You may also write to Boston Equiserve at the following address:

                                BankBoston, N.A.
                           c/o Boston Equiserve, L.P.
                          Investor Relations Department
                                  P.O. Box 8040
                                Boston, MA 02266

         Be sure to include your name, address, account number and daytime phone number on all correspondence.

         We have appointed Boston Equiserve as administrator for the plan. Securities held by Boston Equiserve in your plan account are not subject to protection under the Securities Investor Protection Act of 1970. Boston Equiserve may use, and commissions may be paid, to a broker-dealer that is affiliated with Boston Equiserve. Investors must make independent investment decisions based upon their own judgment and research.

28.      WHAT  HAPPENS  IF I SEND  YOU A CHECK  THAT IS  RETURNED  TO ME FOR ANY
         REASON?

         In the event that any check is returned unpaid for any reason, Boston Equiserve will consider the request for investment of such money null and void and shall immediately remove from the your account, shares if any, purchased upon the prior credit of such money. Boston Equiserve shall thereupon be entitled to sell these shares to satisfy any uncollected amounts. If the net proceeds of the sale of such shares are insufficient to satisfy the balance of such uncollected amounts, Boston Equiserve shall be entitled to sell such additional shares from your account to satisfy the uncollected balance. A $25.00 fee will be charged for any deposit returned unpaid.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov.

         The SEC allows us to "incorporate by reference" information into this prospectus, which means we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our finances.

SEC Filings (File No. 001-13915)                            Period
--------------------------------                  ----------------------------
Annual Report on Form 10-K.                       Year ended December 31, 1998.
Current Report on Form 8-K/A.                     Filed March 16, 1999.

         We are also incorporating by reference additional documents that we file with the SEC between the date of this prospectus and the date that we sell all of the common shares covered by this prospectus.

         If you are a shareholder, we may have sent you some of the documents incorporated by reference, but you can obtain any of them through us or the SEC. Documents incorporated by reference are available to you without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this prospectus. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone at the following address:

                          Investor Relations Department
                          United Investors Realty Trust
                           5847 San Felipe, Suite 850
                              Houston, Texas 77057
                        Telephone Number: (888) 781-2860

         This prospectus is part of a registration statement that we filed with the SEC.

         You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of this prospectus.

                                   THE COMPANY

         We are a real estate investment trust based in Houston, Texas. We acquire, develop and operate neighborhood and community shopping centers in the "sunbelt" region of the United States. We have engaged in these activities since 1989.

         As of December 31, 1998, we owned controlling interest in 25 shopping centers and one property under development. The operating shopping centers consists of approximately 3 million square feet of gross leasable area. These properties properties range in size from approximately 26,000 to approximately 316,000. Our properties are located in Texas (17 properties) and the following states: Arizona (3), Florida (3) and Tennessee (2). Our shopping centers are anchored primarily by national and regional supermarkets, drugstores and other retailers that sell basic necessity-type items. For fiscal year ended December 31, 1998, no single tenant represented more than 3% of our revenues. On December 31, 1998, our properties were approximately 95% leased.

                                 USE OF PROCEEDS

         We intend to use the net proceeds from the sale of the common shares purchased from us under the plan for general purposes, which may include the acquisition or development of new properties or the improvement of certain properties in our portfolio and the repayment of then-outstanding secured and unsecured indebtedness. It is our intention to temporarily invest the proceeds that we receive from the plan in short-term interest-bearing securities.

                                  LEGAL MATTERS

         The validity of the common shares offered pursuant to this prospectus and certain tax matters will be passed upon for us by Locke Liddell & Sapp LLP, Dallas, Texas.

                                     EXPERTS

         Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31,1998, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                                 INDEMNIFICATION

         Subsection (B) of Section 9.20 of the Texas Real Estate Investment Trust Act, as amended, empowers a real estate investment trust to indemnify any person who was, is, or is threatened to be made a named defendant or respondent in any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in any action, suit, or proceeding, or any inquiry or investigation that can lead to an action, suit or proceeding because the person is or was a trust manager, officer, employee or agent of the real estate investment trust or is or was serving at the request of the real estate investment trust as a trust manager, director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another real estate investment trust, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise against expenses (including court costs and attorney fees), judgments, penalties, fines and settlements if he conducted himself in good faith and reasonably believed his conduct was in or not opposed to the best interests of the real estate investment trust and, in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful.

         The Texas REIT Act further provides that, except to the extent otherwise permitted by the Texas REIT Act, a person may not be indemnified in respect of a proceeding in which the person is found liable on the basis that personal benefit was improperly received by him or in which the person is found liable to the real estate investment trust. Indemnification pursuant to Subsection (B) of Section 9.20 of the Texas REIT Act is limited to reasonable expenses actually incurred and may not be made in respect of any proceeding in which the person has been found liable for willful or intentional misconduct in the performance of his duty to the real estate investment trust.

         Subsection (C) of Section 15.10 of the Texas REIT Act provides that a trust manager shall not be liable for any claims or damages that may result from his acts in the discharge of any duty imposed or power conferred upon him by the real estate investment trust, if, in the exercise of ordinary care, he acted in good faith and in reliance upon information, opinions, reports, or statements, including financial statements and other financial data, concerning the real estate investment trust, that were prepared or presented by officers or employees of the real estate investment trust, legal counsel, public accountants, investment bankers, or certain other professionals, or a committee of trust manager of which the trust manager is not a member. In addition, no trust manager shall be liable to the real estate investment trust for any act, omission, loss, damage, or expense arising from the performance of his duty to a real estate investment trust, save only for his own willful misfeasance, willful malfeasance or gross negligence.

         Article Sixteen of our First Amended and Restated Declaration of Trust provides that we shall indemnify officers and trust managers, as set forth below:

         (a) We shall indemnify every person who is or was serving as our trust manager or officer and any person who is or was serving at our request as a trust manager, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another real estate investment trust, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise with respect to all costs and expenses incurred by such person as a result of such person being made or threatened to be made a defendant or respondent in a proceeding by reason of his holding or having held a position named above in this paragraph.

         (b) If the indemnification provided in paragraph (a) is either (i) insufficient to cover all costs and expenses incurred by any person named in paragraph (a) as a result of such person being made or threatened to be made a defendant or respondent in a proceeding by reason of his holding or having held a position named in paragraph (a) or (ii) not permitted by Texas law, we shall indemnify, to the fullest extent that indemnification is permitted by Texas law, every person who is or was our trust manager or officer and any person who is or was serving at our request as a trust manager, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another real estate investment trust, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise with respect to all costs and expenses incurred by such person as a result of such person being made or threatened to be made a defendant or respondent in a proceeding by reason of his holding or having held a position named above in this paragraph.

         In addition, we maintain director and officer liability insurance in the amount of $1,000,000.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trust managers, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission that indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                                                      APPENDIX I

                                PLAN SERVICE FEES
                            (effective February 1999)
Enrollment Fee for New Investors                                       No Charge
Initial Purchase of Shares                                                $10.00
Market Purchases                                                $0.05 per share,
                                                      up to a maximum of $100.00

Sales of Shares (partial or full)
         Transaction Fee                             $15.00 per sale transaction
         Trading Fee                                             $0.12 per share
Reinvestment of Dividends                                              No Charge
Optional Cash Purchases Via Check or Automatic Investment              No Charge
Gift or Transfer of Shares (subject to limitation described
         in Question 15)                                               No Charge
Safekeeping of Stock Certificates                                      No Charge
Certificate Issuance                                                   No Charge
Returned Checks for Insufficient Funds or Rejected Automatic
         Withdrawals                                             $25.00 per item
Duplicate Statements
         Current Year                                                  No Charge
         Prior year(s)                                 $20.00 per year requested

         Boston Equiserve will deduct the applicable fees from the proceeds from a sale. We reserve the right to amend or modify this plan service fee schedule at anytime and from time to time.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the estimated expenses in connection with the offering contemplated by this Registration Statement:

SEC Registration Fee.....................................................$29,060
Printing and Duplicating Costs.............................................2,000
Accounting Fees and Expenses...............................................5,000
Legal Fees and Expenses...................................................15,000
Miscellaneous..............................................................3,940
         Total...........................................................$55,000
                                                                         =======

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Subsection (B) of Section 9.20 of the Texas Real Estate Investment Trust Act, as amended (the "Act"), empowers a real estate investment trust to indemnify any person who was, is, or is threatened to be made a named defendant or respondent in any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, or any inquiry or investigation that can lead to such an action, suit or proceeding because the person is or was a trust manager, officer, employee or agent of the real estate investment trust or is or was serving at the request of the real estate investment trust as a trust manager, director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another real estate investment trust, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise against expenses (including court costs and attorney fees), judgments, penalties, fines and settlements if he conducted himself in good faith and reasonably believed his conduct was in or not opposed to the best interests of the real estate investment trust and, in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful.

         The Act further provides that, except to the extent otherwise permitted by the Act, a person may not be indemnified in respect of a proceeding in which the person is found liable on the basis that personal benefit was improperly received by him or in which the person is found liable to the real estate investment trust. Indemnification pursuant to Subsection (B) of Section 9.20 of the Act is limited to reasonable expenses actually incurred and may not be made in respect of any proceeding in which the person has been found liable for willful or intentional misconduct in the performance of his duty to the real estate investment trust.

         Subsection (C) of Section 15.10 of the Act provides that a trust manager shall not be liable for any claims or damages that may result from his acts in the discharge of any duty imposed or power conferred upon him by the real estate investment trust, if, in the exercise of ordinary care, he acted in good faith and in reliance upon information, opinions, reports, or statements, including financial statements and other financial data, concerning the real estate investment trust, that were prepared or presented by officers or employees of the real estate investment trust, legal counsel, public accountants, investment bankers, or certain other professionals, or a committee of trust manager of which the trust manager is not a member. In addition, no trust manager shall be liable to the real estate investment trust for any act, omission, loss, damage, or expense arising from the performance of his duty to a real estate investment trust, save only for his own willful misfeasance, willful malfeasance or gross negligence.

         Article Sixteen of our First Amended and Restated Declaration of Trust provides that we shall indemnify officers and trust managers, as set forth below:

                  (a) We shall indemnify every person who is or was serving as our trust manager or officer and any person who is or was serving at our request as a trust manager, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another real estate investment trust, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise with respect to all costs and expenses incurred by such person as a result of such person being made or threatened to be made a defendant or respondent in a proceeding by reason of his holding or having held a position named above in this paragraph.

                  (b) If the indemnification provided in paragraph (a) is either
         (i) insufficient to cover all costs and expenses incurred by any person named in such paragraph as a result of such person being made or threatened to be made a defendant or respondent in a proceeding by reason of his holding or having held a position named in such paragraph or (ii) not permitted by Texas law, we shall indemnify, to the fullest extent that indemnification is permitted by Texas law, every person who is or was serving as our trust manager or officer and any person who is or was serving at our request as a trust manager, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another real estate investment trust, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise with respect to all costs and expenses incurred by such person as a result of such person being made or threatened to be made a defendant or respondent in a proceeding by reason of his holding or having held a position named above in this paragraph.

ITEM 16. EXHIBITS

4.1 First Amended and Restated Declaration of Trust (incorporated by reference to Exhibit 3.1 to our registration statement on Form S-11, dated March 5, 1998 (File No. 333-29475)).

4.2 First Amended and Restated Bylaws(incorporated by reference to Exhibit 3.2 to our registration statement on Form S-11, dated March 5, 1998 (File No. 333-29475)).

4.3 Specimen certificate for common shares (incorporated by reference to Exhibit 4.2 of our registration statement on Form S-11, dated March 5, 1998(File No. 333-29475)).

*5.1 Opinion of Locke Liddell & Sapp LLP as to the legality of the securities being registered.

*8.1  Opinion of Locke Liddell & Sapp LLP as to certain tax matters.

*23.1 Consent of Ernst & Young LLP.

23.2  Consent of Locke Liddell & Sapp LLP (included in Exhibit 5.1 hereto).

23.3  Consent of Locke Liddle & Sapp LLP (included in Exhibit 8.1 hereto).

24.1  Power of Attorney (included on signature page).

-----------------
* Filed herewith.

ITEM 17. UNDERTAKINGS.

    The undersigned registrant hereby undertakes as follows:

         (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs
(a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the undersigned registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 17th day of March, 1999.

                          UNITED INVESTORS REALTY TRUST

                         By:  /s/ Lewis H. Sandler
                             ----------------------------------
                             Lewis H. Sandler, Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Lewis H. Sandler and Steve Hamner, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


     Signature                         Title                          Date

/s/ Robert W. Scharar   Chairman of the Board and Trust Manager   March 17, 1999
---------------------
Robert W. Scharar

/s/ Lewis H. Sandler    President, Chief Executive Officer and
---------------------   Trust Manager (principal executive
Lewis H. Sandler        officer)                                  March 17, 1999

/s/ R. Steven Hamner    Vice President and Chief Financial
---------------------   Officer (principal financial and
R. Steven Hamner        accounting officer)                       March 17, 1999

/s/ William C.Brooks    Trust Manager                             March 17, 1999
---------------------
William C. Brooks

/s/ Jerry M.Coleman     Trust Manager                             March 17, 1999
---------------------
Jerry M. Coleman

/s/ Josef C. Hermans    Trust Manager                             March 17, 1999
---------------------
Josef C. Hermans

s/ Ira T. Wender        Trust Manager                             March 17, 1999
---------------------
Ira T. Wender

                                  EXHIBIT INDEX

Exhibit
Number

4.1 First Amended and Restated Declaration of Trust (incorporated by reference to Exhibit 3.1 to our registration statement on Form S-11, dated March 5, 1998 (File No. 333-29475)).

4.2 First Amended and Restated Bylaws(incorporated by reference to Exhibit 3.2 to our registration statement on Form S-11, dated March 5, 1998 (File No. 333-29475)).

4.3 Specimen certificate for common shares (incorporated by reference to Exhibit 4.2 of our registration statement on Form S-11, dated March 5, 1998(File No. 333-29475)).

*5.1 Opinion of Locke Liddell & Sapp LLP as to the legality of the securities being registered.

*8.1  Opinion of Locke Liddell & Sapp LLP as to certain tax matters.

*23.1 Consent of Ernst & Young LLP.

23.2  Consent of Locke Liddell & Sapp LLP (included in Exhibit 5.1 hereto).

23.3  Consent of Locke Liddle & Sapp LLP (included in Exhibit 8.1 hereto).

24.1  Power of Attorney (included on signature page).

-----------------
* Filed herewith.

                                                EXHIBIT 5.1


March 19, 1999


United Investors Realty Trust
5847 San Felipe, Suite 850
Houston, Texas 77057


Gentlemen:

     We have acted as counsel to United Investors Realty Trust (the "Company"), a Texas real estate investment trust in connection with the preparation of the Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 15,000,000 common shares of beneficial interest, no par value (the "Common Shares") under the Company's Dividend Reinvestment and Share Purchase Plan (the "Plan").

     We have examined such statutes, regulations, Company records and documents including, but not limited to, the Company's First Amended and Restated Declaration of Trust and the First Amended and Restated Bylaws, oral statements, certificates and telegrams of Company officers and public officials, and such other instruments as we have deemed necessary for the purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as photocopies, telecopies or facsimiles and the authenticity of the originals of such latter documents.

     On the basis of the foregoing and the other matters set forth herein, and having regard to legal considerations we deem relevant, we are of the opinion that the Common Shares to be issued pursuant to the Plan have been duly authorized and, when issued and sold in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

     We consent to the reference to our Firm under the heading "Legal Matters" in the Prospectus included in the Registration Statement, and to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

     The opinions expressed above are limited to the laws of the State of Texas and the laws of the United States in each case as now in effect, which have been published and are generally available in a format that makes legal research reasonably feasible and we disclaim any responsibility to inform you of any changes. No opinion is expressed as to any matter that may be governed by the laws of any other jurisdiction. The foregoing opinion is rendered to you as securities counsel in connection wit the registration of the Company's Plan and is solely for your benefit and the benefit of persons who purchase Common Shares pursuant to the Plan and not for the benefit of any other person. Without our prior written consent, this opinion may not be used, circulated, quoted or otherwise referred to in whole or in part for any other purpose.

                                     Very truly yours,

                                    /s/ Locke Liddell & Sapp LLP

                                    LOCKE LIDDELL & SAPP LLP
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                                                    EXHIBIT 8.1


March 19, 1999

United Investors Realty Trust
5847 San Felipe
Suite 850
Houston, Texas 77057


Gentlemen:

     This  opinion  is  delivered  to you in our  capacity  as counsel to United
Investors Realty Trust (the "Company") in connection with the Company's registration statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of 15,000,000 shares of the Company's common shares of beneficial interest, no par value, that may be issued by the Company pursuant to the Company's Dividend Reinvestment and Share Purchase Plan (the "Plan"). This opinion relates to the accuracy of the federal income tax consequences discussed in the Registration Statement.

     This opinion is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations thereunder (including proposed and temporary regulations), and the interpretations of the foregoing by the Internal Revenue Service (the "IRS"), the related case law, the legislative history, existing administrative rulings and practices of the IRS (including its practices and policies in issuing private letter rulings, which are not binding on the IRS except with respect to a taxpayer that receives such ruling), and various assumptions and representations discussed throughout this opinion, all as of the date hereof. This opinion is specifically subject to any future amendments and changes in the relevant provisions of the Code, the Treasury Regulations, and such interpretations and case law, any of which could have a retroactive impact.

     In rendering this opinion, we have relied upon our discussions with the management of the Company, examined such statutes, regulations, records, certificates and other documents that we have considered necessary or appropriate as a basis for this opinion, including the Registration Statement, the Plan, certain representations of the Company contained in a certificate dated on or about the date hereof, the First Amended and Restated Declaration of Trust and the Amended and Restated Bylaws of the Company. We have relied upon the representations of the Company and officers that the Plan will be administered in accordance with applicable law and as described in the Registration Statement. We have neither independently investigated nor verified such representations, and we assume that such representations are true, correct and complete and that all representations made "to the best of the knowledge and belief" of any person(s) or party(ies) or with similar qualification are and will be true, correct and complete as if made without such qualification. In addition, we have relied on certain additional facts and assumptions described below.

     In rendering the opinion set forth herein, we have assumed (i) the genuineness of all signatures on documents we have examined, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity of the original documents of all documents submitted to us as originals, (iv) the conformity of final documents to all documents submitted to us as drafts,
(v) the authority and capacity of the individual or individuals who executed any such documents on behalf of any person, (vi) the accuracy and completeness of all records made available to us, and (vii) the factual accuracy of all representations, warranties and other statements made by all parties. We also have assumed, without investigation, that all documents, certificates, warranties and covenants on which we have relied in rendering the opinion set forth below and that were given or dated earlier than the date of this letter continue to remain accurate, insofar as relevant to the opinion set forth herein, from such earlier date through and including the date of this letter.

     Based upon and subject to the foregoing assumptions and qualifications, we are of the opinion that the statements in the Registration Statement regarding the federal income tax consequences of participation in the Plan, to the extent such information constitutes matters of law, summaries of legal matters or legal conclusions are accurate in all material respects.

     We express no opinion other than those expressly set forth herein. You should recognize that our opinion is not binding on the IRS and that the IRS may disagree with the opinion contained herein. We specifically disclaim any obligation to advise you of any changes in this opinion subsequent to its delivery.

     This opinion has been prepared solely for your benefit in connection with the filing of the Registration Statement. This opinion may not be used or relied upon by any person or for any other purpose and may not be disclosed, quoted, filed with a governmental agency or otherwise referred to without our prior written consent.

     We consent to being named as counsel to the Company in the Registration Statement, to the references in the Registration Statement to our firm and to the inclusion of a copy of this opinion letter as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act.

                                                Very truly yours,

                                                /s/ Locke Liddell & Sapp LLP

                                                LOCKE LIDDELL & SAPP  LLP

                                  Exhibit 23.1
                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of United Investors Realty Trust ( the "Company" ) for the registration of 15,000,000 common shares of beneficial interest and to the incorporation by reference therein of our report dated February 3, 1999, with respect to the consolidated financial statements and schedule of United Investors Realty Trust included in its Annual Report on Form 10-K for the year ended December 31, 1998 and our report dated March 12,1999 with respect to the Combined Historical Summary of Gross Income and Direct Operating Expenses of the Dallas Portfolio included in the Company's Current Report on Form 8-K dated December 31,1998, as amended, filed with the Securities and Exchange Commission.


                                                    /s/ Ernst & Young LLP

Houston, Texas
March 18, 1999

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